                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-77523 of Sierra Pacific Resources on Form S-3 of our reports dated March 1, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP

Las Vegas, Nevada
May 24, 1999

                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-77523 of Sierra Pacific Resources on Form S-3 of our reports dated January 29, 1999 (February 12, 1999 as to Notes 1 and 5), appearing in the Annual Report on Form 10-K of Sierra Pacific Resources for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP

Reno, Nevada
May 24, 1999